                                   EXHIBIT 99

                   Codorus Valley Bancorp, Inc. Press Release
                             Dated October 18, 2005

                  PRESS RELEASE--CODORUS VALLEY BANCORP, INC.

                           CASH DIVIDEND DECLARATION
                            AND FINANCIAL HIGHLIGHTS

On October 11, 2005, the Board of Directors of Codorus Valley Bancorp, Inc. (Nasdaq: CVLY) declared the final regular quarterly cash dividend for 2005 of $.13 (13 cents) per share, payable on or before November 8, 2005, to shareholders of record October 25, 2005. Cash dividends for 2005 will total $.493, compared to $.464 for 2004, a 2.9 cents or 6% increase, as adjusted for the 5 percent common stock dividend distributed in each of those years.

Codorus Valley earned $1,283,000 or $0.40 per diluted share for the third quarter of 2005, compared to $1,086,000 or $0.34 per diluted share for the same quarter of 2004. The $197,000 or 18 percent increase in quarter-to-quarter net income resulted from the same factors discussed in the year-to-date earnings that follows. Codorus Valley earned $3,596,000 or $1.12 per diluted share for the first nine months of 2005, compared to $2,816,000 or $0.88 per diluted share for the same period in 2004. The $780,000 or 28 percent increase in net income was the result of increases in net interest income and noninterest income, which more than offset increases in noninterest expense and loan loss provision. The $1,898,000 or 19 percent increase in net interest income was attributable to an increase in interest income from a larger volume of business and consumer loans and loan fees. The $370,000 or 11 percent increase in noninterest income was attributable to a larger volume of fees and commissions resulting from business growth. The $904,000 or 10 percent increase in noninterest expense was attributable to increases in personnel and occupancy expenses associated with corporate expansion and normal business growth. Codorus Valley's banking subsidiary, PeoplesBank, opened three full service financial centers since October 2004. The $320,000 or 156 percent increase in the loan loss provision was based on management's assessment of overall credit quality, loan growth, local employment and uncontrollable macro-economic factors such as rising energy costs and market interest rates.

Total assets were $450 million on September 30, 2005, an increase of approximately 51 million or 13 percent above September 30, 2004. Asset growth occurred primarily in business and consumer loans, which were funded by growth in deposits and long-term borrowings. Additional financial information is provided in the Financial Highlights section of this Press Release.

Codorus Valley Bancorp, Inc. is a financial services holding company headquartered at Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Codorus Valley operates primarily through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. PeoplesBank provides a full range of business and consumer banking services through fourteen financial centers throughout York County, PA. It also offers mortgage banking, investment, insurance, trust and real estate settlement services. Additional information is available on the bank's website--www.peoplesbanknet.com.

Management of Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Release. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When words such as "believes," "expects," "anticipates" or similar expressions occur in this Press Release, management is making forward-looking statements. Note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release.

Questions or comments regarding this Press Release should be directed to Codorus Valley's President & CEO Larry J. Miller or Treasurer Jann A.Weaver. Mr. Miller can be contacted by telephone at 717-747-1500 or 800-646-1970; or by e-mail at lmiller@peoplesbanknet.com. Mr. Weaver can be contacted by telephone at 717-747-1502, or by e-mail at jweaver@peoplesbanknet.com.


October 18, 2005
York, Pennsylvania




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
                          CODORUS VALLEY BANCORP, INC.
                              Financial Highlights

             CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                (in thousands of dollars, except per share data)

                                               Three months ended                   Nine months ended
                                                 September 30,                        September 30,
                                             2005             2004               2005               2004
                                         -------------    --------------     --------------     -------------
Interest income                              $  6,543         $   5,141          $  18,414         $  14,944
Interest expense                                2,386             1,634              6,414             4,842
                                         -------------    --------------     --------------     -------------
   Net interest income                          4,157             3,507             12,000            10,102
Provision for loan losses                         150                30                525               205
Noninterest income                              1,158             1,117              3,535             3,100
Gain (loss) on sale of securities                   0                31                (86)               38
Gain on sale of mortgages                         136                44                278               219
Noninterest expense                             3,567             3,223             10,378             9,474
                                         -------------    --------------     --------------     -------------
   Income before income taxes                   1,734             1,446              4,824             3,780
Federal income tax                                451               360              1,228               964
                                         -------------    --------------     --------------     -------------
   Net income                                $  1,283         $   1,086          $   3,596         $   2,816
                                         =============    ==============     ==============     =============
Basic earnings per share                     $   0.41         $    0.35          $    1.14         $    0.90
Diluted earnings per share                   $   0.40         $    0.34          $    1.12         $    0.88


            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                (in thousands of dollars, except per share data)

                                                          September 30,       December 31,      September 30,
                                                              2005               2004               2004
                                                           (Unaudited)         (Audited)        (Unaudited)
                                                          --------------     --------------     -------------
Cash and short term investments                               $  14,278          $   8,085         $  12,370
Investment securities                                            72,086             74,140            74,139
Loans                                                           338,571            300,260           287,733
Allowance for loan losses                                        (2,277)            (1,865)           (1,719)
Premises and equipment, net                                      10,888              9,909             9,752
Other assets                                                     15,973             17,142            16,633
                                                          --------------     --------------     -------------
   Total assets                                               $ 449,519          $ 407,671         $ 398,908
                                                          ==============     ==============     =============
Deposits                                                      $ 369,370          $ 329,537         $ 324,904
Borrowed funds                                                   39,642             39,493            36,091
Other liabilities                                                 2,257              2,659             2,537
Shareholders' equity                                             38,250             35,982            35,376
                                                          --------------     --------------     -------------
   Total liabilities and shareholders' equity                 $ 449,519          $ 407,671         $ 398,908
                                                          ==============     ==============     =============



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
                          CODORUS VALLEY BANCORP, INC.
                              Financial Highlights

                       SELECTED FINANCIAL DATA (UNAUDITED)


                                                                         Quarterly                               Year-to-Date
                                                ----------------------------------------------------------  -----------------------
                                                  2005        2005        2005        2004        2004          September 30,
                                                 3rd Qtr     2nd Qtr     1st Qtr     4th Qtr     3rd Qtr       2005        2004
                                                ----------  ----------  ----------  ----------  ----------  ----------- -----------
Earnings and Per Share Data (1)
  (in thousands, except per share data)
     Net income                                   $ 1,283     $ 1,085     $ 1,228     $ 1,192     $ 1,085      $ 3,596     $ 2,816
     Basic earnings per share                     $  0.41     $  0.35     $  0.39     $  0.38     $  0.35      $  1.14     $  0.90
     Diluted earnings per share                   $  0.40     $  0.34     $  0.38     $  0.37     $  0.34      $  1.12     $  0.88
     Cash dividends per share                     $ 0.125     $ 0.119     $ 0.119     $ 0.119     $ 0.119      $ 0.363     $ 0.345
     Book value per share                         $ 12.12     $ 11.93     $ 11.59     $ 11.45     $ 11.28      $ 12.12     $ 11.28
     Average shares outstanding                     3,156       3,150       3,145       3,139       3,131        3,150       3,130
     Average diluted shares outstanding             3,213       3,212       3,212       3,203       3,188        3,212       3,196

Performance Ratios (%)
     Return on average assets                        1.17        1.02        1.18        1.18        1.10         1.12        0.98
     Return on average equity                       13.45       11.66       13.43       13.24       12.48        12.85       10.87
     Return on average realized equity (2)          13.41       11.62       13.46       13.39       12.59        12.83       11.04
     Net interest margin (3)                         4.14        4.05        4.30        4.20        3.96         4.16        3.92
     Efficiency ratio (4)                            64.2        66.4        62.8        63.6        67.6         64.5        69.2

Asset Quality Ratios (%)
     Net loan charge-offs to average loans (5)       0.10        0.04        0.00        0.09        0.04         0.05        0.09
     Allowance for losses to total loans             0.68        0.69        0.66        0.62        0.60         0.68        0.60
     Nonperforming assets to total loans and
      other real estate                              1.13        0.18        0.26        0.72        0.75         1.13        0.75

Capital Ratios (%)
     Average equity to average assets                8.67        8.79        8.81        8.94        8.82         8.75        8.98
     Tier 1 leverage capital ratio                   9.62        9.56        9.46        9.86        8.95         9.62        8.95
     Tier 1 risk-based capital ratio                11.32       11.52       11.63       11.77       10.93        11.32       10.93
     Total risk-based capital ratio                 11.95       12.15       12.24       12.34       11.47        11.95       11.47

---------------------
(1)  per share amounts and shares outstanding were adjusted for stock dividends
(2) excludes accumulated other comprehensive income (loss), principally unrealized gains (losses) on investment securities
(3) net interest income (tax-equivalent) as a percentage of average earning assets
(4) noninterest expense as a percentage of net interest income and noninterest income (tax-equivalent)
(5)  quarterly and year-to-date net loan charge-offs are annualized




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